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EXHIBIT 24(2)



CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


Board of Directors
Dauphin Technology, Inc.



We have issued our report dated March 26, 2000, accompanying the consolidated financial statements included in Amendment No. 1 to the Registration Statement on Form S-1 of Dauphin Technology, Inc. as of and for the year ended December 31, 1999. We hereby consent to the inclusion of said report in the Registration Statements of Dauphin Technology, Inc. and to the use of our name as it appears under the caption "experts".




                                             /s/Grant Thornton LLP



                                             Grant Thornton LLP





         Chicago, Illinois


         June 16, 2000